Exhibit 24.1

                               POWER OF ATTORNEY



      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David A. Koch his or her true and lawful attorneys-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of 100,000 shares of Common Stock of Graco Inc. under the Graco Inc. Nonemployee Director Stock Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  June 10, 1994



/s/ George Aristides                     /s/ Lee R. Mitau
George Aristides                         Lee R. Mitau


/s/ Ronald O. Baukol                     /s/ Dale R. Olseth
Ronald O. Baukol                         Dale R. Olseth


/s/ John W. Lacey                        /s/ Gerard C. Planchon
John W. Lacey                            Gerard C. Planchon


                                         /s/ Curtis B. Thompson
Joe R. Lee                               Curtis B. Thompson


/s/ Richard D. McFarland
Richard D. McFarland

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